Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 2, 2010, with respect to the consolidated financial statements of LaBarge, Inc. and subsidiaries included in the Current Report on Form 8-K/A of Ducommun Incorporated filed with the SEC on September 2, 2011, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the related prospectus which is part of the Registration Statement.

/s/ KPMG LLP

St. Louis, Missouri

January 5, 2012